   As filed with the Securities and Exchange Commission on September 1, 2000
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Hycor Biomedical Inc.

             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 58-1437178
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

           7272 CHAPMAN AVENUE                             92841
        GARDEN GROVE, CALIFORNIA                         (Zip Code)
(Address of Principal Executive Offices)


                              HYCOR BIOMEDICAL INC.
                       NONQUALIFIED STOCK OPTION PLAN FOR
                       NON-EMPLOYEE DIRECTORS, AS AMENDED
                            (Full Title of the Plan)

                                Reginald P. Jones
                Senior Vice President and Chief Financial Officer
                              Hycor Biomedical Inc.
                               7272 Chapman Avenue
                         Garden Grove, California 92841
                     (Name and Address of Agent For Service)

                                 (714) 933-3000
          (Telephone Number, Including Area Code, of Agent for Service)

                Please address a copy of all communications to:
                             Stephen D. Cooke, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor
                        Costa Mesa, California 92626-1924
                            Telephone: (714) 668-6200

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                        Proposed              Proposed
 Title of                                               Maximum               Maximum
Securities                        Amount                Offering              Aggregate              Amount of
  to be                           to be                  Price                Offering             Registration
Registered                      Registered            Per Share(1)             Price                    Fee
--------------------------------------------------------------------------------------------------------------

Common Stock,
Par Value $0.01
Per Share                       175,000(2)               $7.00               $1,225,000                $324

==============================================================================================================

(1) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the high and low sale prices ($7.00 per share) of the Common Stock of the Registrant on the Nasdaq Stock Market on August 29, 2000.

(2) As presently constituted, plus such indeterminate number of shares as may be subject to Hycor Biomedical Inc.'s Non Qualified Stock Option Plan for Non-Employee Directors as a result of adjustment provisions set forth in such Plan and agreements entered into pursuant thereto.

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                      REGISTRATION OF ADDITIONAL SECURITIES

      The shares covered by this Registration Statement represent additional shares of the Registrant's Common Stock that have become available for issuance under the Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan") as a result of an amendment increasing the number of shares authorized for issuance thereunder from 150,000 to 325,000, which amendment is reflected in the Amendment to Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors (the "Amendment"), which is included as Exhibit 4.2 hereto. The Amendment amends the Plan. Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 33-63798) relating to the Plan are incorporated by reference into this Registration Statement.


                                     PART II


ITEM 8.        EXHIBITS


      Exhibit
      Number                                Description
      -------                               -----------

        4.1 Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors (previously filed as Exhibit 10(17) to the 10-Q Quarterly Report for Hycor Biomedical Inc. for the period ended June 30, 1992, and which is incorporated herein by reference)

        4.2 Amendment to Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors

        5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered

       23.1          Consent of Deloitte & Touche LLP

       23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5)

       24            Power of Attorney authorizing J. David Tholen and Reginald
                     P. Jones to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden Grove, State of California, on this 29th day of August, 2000


                                        HYCOR BIOMEDICAL INC.

                                        By: /s/ J. David Tholen
                                            ------------------------------------
                                            J. DAVID THOLEN, PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. David Tholen and Reginald P. Jones, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ J. David Tholen                                      August 29, 2000
-----------------------------------------                ---------------
J. DAVID THOLEN, PRESIDENT, CHIEF                        Date
EXECUTIVE OFFICER AND DIRECTOR
(PRINCIPAL EXECUTIVE OFFICER)



/s/ Reginald P. Jones                                    August 29, 2000
-----------------------------------------                ---------------
REGINALD P. JONES, SENIOR VICE PRESIDENT,                Date
CHIEF FINANCIAL OFFICER AND DIRECTOR
(PRINCIPAL FINANCIAL OFFICER)



/s/ Armando Correa                                       August 29, 2000
-----------------------------------------                ---------------
ARMANDO CORREA,                                          Date
DIRECTOR, FINANCE
(PRINCIPAL ACCOUNTING OFFICER)



/s/ Samuel D. Anderson                                   August 29, 2000
-----------------------------------------                ---------------
SAMUEL D. ANDERSON, CHAIRMAN                             Date



/s/ David S. Gordon                                      August 29, 2000
-----------------------------------------                ---------------
DAVID S. GORDON, DIRECTOR                                Date

                                  EXHIBIT INDEX


      Exhibit
      Number                             Description
      -------                            -----------

        4.1 Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors (previously filed as Exhibit 10(17) to the 10-Q Quarterly Report for Hycor Biomedical Inc. for the period ended June 30, 1992, and which is incorporated herein by reference)

        4.2 Amendment to Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors

        5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered

       23.1          Consent of Deloitte & Touche LLP

       23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5)

       24            Power of Attorney authorizing J. David Tholen and Reginald
                     P. Jones to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)


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